UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2025

EQT Infrastructure Company LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56691	99-3884445
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 34th Floor New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

(917) 281-0850

(Registrant’s telephone number, including area code)

1114 Avenue of the Americas, 45th Floor

New York, NY 10036

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On September 15, 2025, Russell Steenberg, a director on the board of directors (the “Board”) of EQT Infrastructure Company LLC (the “Company”), notified the Board of his decision to resign from the Board and as a member of the audit committee of the Board (the “Audit Committee”), effective immediately. The resignation of Mr. Steenberg was not the result of any disagreement with the Company, the Company’s management, or any other member of the Board.

Director Appointment

In connection with Mr. Steenberg’s resignation, on September 15, 2025, the Company, by the consent of EQT Holdings AB, as the holder of all of the Company’s outstanding Class Q Shares, appointed Jeffrey Kiesel to fill the resultant vacancy on the Board, effective immediately. Mr. Kiesel will serve as a director until his successor is duly appointed and qualified or his earlier resignation, removal or other cessation as a director.

Additionally, the Board has determined that Mr. Kiesel qualifies as (i) an independent director for service on the Board and the Audit Committee under the listing standards of the New York Stock Exchange and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended and (ii) an “audit committee financial expert” pursuant to Item 407(d)(5) of Regulation S-K, and the Board appointed Mr. Kiesel to serve on the Audit Committee, effective September 15, 2025.

Mr. Kiesel is a seasoned professional with extensive private equity-backed leadership experience. He has served as CEO & President of Restaurant Technologies, a former EQT Infrastructure portfolio company, since 2005 (Chairman since 2022). He has also served on the boards of several other privately-held and private equity-backed companies including Nixon Medical, Salo, and Omni Cable. Earlier in his career, Mr. Kiesel held several leadership positions at GE Capital Corporation, including President and CEO of GE Small Business Solutions and President of GE Capital Small Fleet Services. Mr. Kiesel holds an M.B.A. from Purdue University’s Krannert Graduate School of Business and a B.A. in Economics from Williams College. Mr. Kiesel’s experience with executive leadership and privately-held and private equity-backed companies provide significant value to our Board.

As compensation for his service on the Board, as an independent director, Mr. Kiesel will receive the Company’s customary compensation as described under “Item 11. Executive Compensation—Compensation of Directors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2025, which description is incorporated herein by reference. The Company has entered into an indemnification agreement with Mr. Kiesel in substantially the same form as those that the Company has entered with its directors and executive officers.

Mr. Kiesel (i) has no arrangements or understandings with any other person pursuant to which he was selected as a director and (ii) there are no transactions between Mr. Kiesel and the Company required to be reported under Item 404(a) of Regulation S-K.

Officer Resignation

On September 15, 2025, Patrik Burnäs, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of the Company, informed the Company of his resignation from such positions at the Company, effective immediately.

Officer Appointment

In connection with Mr. Burnäs’s resignation, on September 15, 2025, the Board appointed Brian Channon as Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of the Company, effective immediately.

Brian G. Channon, age 42, joined EQT in July 2025 and since September 2025, has served as Chief Financial Officer of EQT Private Equity Company LLC. Before joining EQT, he was Co-Head of Fund Accounting at Hamilton Lane Advisors, where he co-led a team overseeing accounting operations for over 300 fund structures and served as Treasurer for Hamilton Lane Private Assets Fund, Hamilton Lane Private Infrastructure Fund, Hamilton Lane Private Secondary Fund, and Hamilton Lane Venture Capital and Growth Fund. Prior to joining Hamilton Lane in 2017, Mr. Channon spent eight years at Ernst & Young LLP in various assurance and tax roles. Mr. Channon holds an MBA in Accounting from Bentley University, a BBA in Accounting from the University of Miami, and is a Pennsylvania licensed Certified Public Accountant.

The selection of Mr. Channon to serve as the Company’s Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) was not pursuant to any arrangement or understanding with any other person. There are no family relationships between Mr. Channon and any director or executive officer of the Company and there are no transactions between Mr. Channon and the Company required to be reported under Item 404(a) of Regulation S-K.

The Company has entered into an indemnification agreement with Mr. Channon in substantially the same form as those that the Company has entered with its directors and executive officers.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 15, 2025, by a written consent, EQT Holdings AB, an indirect subsidiary of EQT AB and the Company’s sole Class Q Member, approved the appointment of Mr. Kiesel as a director, as described under Item 5.02 of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT Infrastructure Company LLC

By:	/s/ Bethany Oleynick
	Name:	Bethany Oleynick
	Title:	Legal Director and Secretary

Date: September 19, 2025